Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Scott A. Kingsley, President and CEO
Annette L. Burns, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. COMPLETES MERGER WITH EVANS BANCORP, INC.

NORWICH, NY (May 5, 2025) (GLOBE NEWSWIRE) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) announced that it completed the merger (“Merger”) of Evans Bancorp, Inc. (“Evans”) with and into NBT on May 2, 2025, followed by a core systems conversion over the weekend.

The Merger has extended the NBT Bank, N.A. (“NBT Bank”) branch network into the Western Region of New York with the addition of 14 banking offices in the Buffalo area and 4 locations in greater Rochester. NBT Bank now has 175 branches across its seven-state footprint.

“We are thrilled to welcome over 200 employees and more than 40,000 customers from Evans Bank into the NBT family as a result of this merger,” said NBT President and CEO Scott A. Kingsley. “Adding the Buffalo and Rochester markets to our service area is a natural extension of our footprint in Upstate New York. We look forward to building on the relationships Evans has established with customers, communities and shareholders as we focus on continuing to support all stakeholders with a smooth transition.”

Three executives from Evans have assumed leadership positions with NBT Bank. Ken Pawlak now serves as President of the Western Region of New York and Buffalo Regional President. Tim Brown is Rochester Regional President, and Audrey Meyers is Senior Territory Manager for Retail Banking in the Buffalo and Rochester markets.

“The addition of Ken Pawlak, Tim Brown and Audrey Meyers to the NBT Bank leadership team will provide important continuity in leadership that will support our commitment to being responsive to our employees and customers in the Western Region of New York,” said NBT Bank President Joseph R. Stagliano. “We value their extensive banking experience and knowledge of the region.”

Later this month following NBT’s Annual Meeting of Stockholders, the Company will appoint former Evans President and CEO David J. Nasca to its board of directors consistent with the terms of the merger agreement.

About NBT Bancorp
NBT Bancorp is a financial holding company headquartered in Norwich, NY, with total assets of $13.86 billion at March 31, 2025. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services subsidiaries. NBT Bank, N.A. has 175 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services is a national benefits administration firm based in Rochester, NY. NBT Insurance Agency, LLC, is a full-service regional insurance agency based in Norwich, NY.

Forward Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about NBT and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding NBT’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to NBT, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (1) the businesses of NBT and Evans may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the possibility that NBT may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all or to successfully integrate Evans’ operations and those of NBT; (5) such integration may be more difficult, time consuming or costly than expected; (6) revenues following the transaction may be lower than expected; (7) NBT’s success in executing its business plan and strategy and managing the risks involved in the foregoing; (8) the dilution caused by NBT’s issuance of additional shares of its capital stock in connection with the transaction; (9) changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; and (10) legislative and regulatory changes. Further information about these and other relevant risks and uncertainties may be found in NBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made. NBT does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.